UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ANGIOTECH PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

N/A

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Filed by Angiotech Pharmaceuticals, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Angiotech Pharmaceuticals, Inc.

Commission File No.: 000-30334

FOR IMMEDIATE RELEASE
PRESS RELEASE
July 7, 2008

ANGIOTECH TO COMMENCE CASH TENDER OFFER FOR SENIOR FLOATING RATE NOTES DUE 2013 AND 7.75% SENIOR SUBORDINATED NOTES DUE 2014

VANCOUVER, BC, July 7, 2008 – Angiotech Pharmaceuticals, Inc. (“Angiotech”) (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, today announced the commencement of a cash tender offer of the outstanding notes listed below (the “Notes”) in an amount that will result in an aggregate purchase price (including accrued and unpaid interest and the “Early Tender Premiums” listed in the table below) of $165 million for all Notes purchased. Closing of the tender offer is conditioned upon the closing of the concurrently announced investment in Angiotech Pharmaceutical Interventions (“API”), a newly formed subsidiary of Angiotech, by Ares Management LLP and New Leaf Venture Partners, and shareholder approval of that investment, among other conditions. The terms and conditions of the tender offer are described in an Offer to Purchase, dated July 7, 2008 (the “Offer to Purchase”), and an accompanying “Letter of Transmittal,” which are being sent to holders of Notes. The Notes and the consideration offered for each series of notes are outlined in the following table:

CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Total Tender Offer Consideration (1)(2)	Early Tender Premium (2)
034918AF9	Senior Floating Rate Notes due 2013	$325,000,000	1	$950.00	$40.00
034918AC6	7.75% Senior Subordinated Notes due 2014	$250,000,000	2	$800.00	$40.00

1)	Includes the Early Tender Premium per $1,000 principal amount of Notes for each series and excludes accrued and unpaid interest, which will be paid in addition to this amount.
2)	Per $1,000 principal amount of Notes accepted for purchase.

The tender offer will expire at 12:00 midnight, New York City time, on August 22, 2008, unless extended or earlier terminated (the “Expiration Date”). Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on July 18, 2008 (the “Early Tender Date”) unless extended, to receive the applicable “Total Tender Offer Consideration,” which includes the applicable Early Tender Premium set out in the table above, plus accrued and unpaid interest. Holders of Notes who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase will receive a payment equal to the applicable Total Tender Offer Consideration less the applicable Early Tender Premium (the “Late Tender Offer Consideration”), plus accrued and unpaid interest.

As set forth in the Offer to Purchase, Notes tendered on or before 5:00 p.m., New York City time, on July 18, 2008 (the “Withdrawal Date”) may be validly withdrawn at any time on or before the Withdrawal Date. Notes tendered after the Withdrawal Date but before the Expiration Date may not be withdrawn, except in the limited circumstances described in the Offer to Purchase.

The settlement date will be the second business day following the Expiration Date or promptly following the Expiration Date (the “Settlement Date”). Assuming the tender offer is not extended, the Settlement Date is expected to be August 26, 2008. In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, holders whose Notes are accepted for purchase will receive accrued and unpaid interest up to, but not including, the Settlement Date. Angiotech may purchase in the tender offer an additional amount of Notes not to exceed 2% of the aggregate principal amount of each Series of Notes outstanding without amending or extending the tender offer or may elect to increase the size of the tender offer beyond such a 2% increase, subject to applicable legal requirements described in the Offer to Purchase.

Angiotech is offering to pay $165 million (including accrued and unpaid interest and the Early Tender Premiums) for all Notes purchased. The amounts of each series of Notes that are purchased in the tender offer will be determined in accordance with the “Acceptance Priority Level” described in the Offer to Purchase. All Senior Floating Rate Notes due 2013 (the “First Priority Notes”) will be accepted before any 7.75% Subordinated Notes due 2014 (the “Second Priority Notes”) are accepted. The tender is conditioned upon, among other things, (a) the tender of an amount of First Priority Notes that will result in a purchase price (including accrued and unpaid interest and the Early Tender Premiums) for the First Priority Notes of at least $85.8 million and (b) the tender of an amount of all Notes that will result in a purchase price equal to $165 million (including accrued and unpaid interest and the Early Tender Premiums) (collectively, the “Minimum Tender Condition”). The tender of Second Priority Notes is limited to an amount of Second Priority Notes that will not result in a purchase price (including accrued and unpaid interest and the Early Tender Premiums) for the Second Priority Notes that exceeds $79.2 million.

In addition to the Acceptance Priority Level and minimum and maximum amounts described above, depending on the amount of Notes tendered, the amount of Notes accepted for purchase from each holder tendering may be subject to proration.

Angiotech’s obligation to accept for payment and to pay for Notes validly tendered and not withdrawn pursuant to the tender offer is conditioned upon (a) the Minimum Tender Condition, (b) the consummation of the concurrently announced investment in API which requires approval from Angiotech’s shareholders and (c) satisfaction of certain general conditions.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes”, “may”, “plans”, “will”, “estimate”, “continue”, “anticipates”, “intends”, “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the second half of 2008 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research, development, product and drug development and our plans and anticipated effects of the transaction described in this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements.

Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the inability to consummate the transaction described in this press release or that the transaction will not provide the anticipated benefits described in this press release; general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand manufacturing and commercialization activities or consummate acquisitions; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in business strategy or development plans;

our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; and any other factors referenced in our other filings with the SEC. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2007 filed with the SEC on Form 40-F and our quarterly report for the three months ended March 31, 2008 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed investment of Ares Corporate Opportunities Fund III, L.P., New Leaf Ventures I, L.P. and New Leaf Ventures II, L.P. in Angiotech Pharmaceuticals, Inc.’s (“Angiotech”) subsidiary, Angiotech Pharmaceutical Interventions, Inc. In connection with the proposed investment, Angiotech intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SHAREHOLDERS OF ANGIOTECH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANGIOTECH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Angiotech shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Angiotech. Such documents are not currently available.

Participants in Solicitation

Angiotech and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Angiotech common shares in respect of the proposed transaction. Information about the directors and executive officers of Angiotech is set forth in Angiotech’s Annual Report on Form 40-F for the most recently ended fiscal year, which was filed with the SEC on March 31, 2008. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

CONTACT:

Sage Baker, Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

sbaker@angio.com

Deirdre Neary, Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 222-7056

dneary@angio.com

Steve Frankel

Joele Frank, Wilkinson Brimmer Katcher

Office (212) 355-4449 x 119

Cell (917) 952-0676

sfrankel@joelefrank.com

www.joelefrank.com